Exhibit 1.2

Becton Dickinson Euro Finance S.à r.l.
as issuer

Becton, Dickinson and Company
as guarantor

Debt Securities

Underwriting Agreement

June 4, 2024

Citigroup Global Markets Limited
Barclays Bank PLC
BNP Paribas
J.P. Morgan Securities plc
Wells Fargo Securities International Limited
MUFG Securities (Europe) N.V.
Scotiabank (Ireland) Designated Activity Company
U.S. Bancorp Investments, Inc.
Academy Securities, Inc.
ING Bank N.V., Belgian Branch
Intesa Sanpaolo IMI Securities Corp.
Loop Capital Markets LLC
R. Seelaus & Co., LLC
Siebert Williams Shank & Co., LLC
Standard Chartered Bank
The Toronto-Dominion Bank

c/o Citigroup Global Markets Limited
Citigroup Centre, Canada Square, Canary Wharf
London E14 5LB, United Kingdom

c/o Barclays Bank PLC
1 Churchill Place, Canary Wharf
London E14 5HP
United Kingdom

c/o BNP Paribas
16, Boulevard des Italiens
75009 – Paris
France

1

c/o J.P. Morgan Securities plc
25 Bank Street, Canary Wharf
London E14 5JP
United Kingdom

c/o Wells Fargo Securities International Limited
33 King William Street
London EC4R 9AT
United Kingdom

c/o MUFG Securities (Europe) N.V.
World Trade Center, Tower One, 11th Floor
Zuidplein 98
1077 XV Amsterdam
The Netherlands

c/o Scotiabank (Ireland) Designated Activity Company
2nd Floor, Three Park Place, Hatch Street Upper
Dublin 2, Ireland DO2 FX65

c/o U.S. Bancorp Investments, Inc.
214 N. Tryon St. 26ᵗʰ Floor
Charlotte, NC 28202
United States

c/o Academy Securities, Inc.
622 Third Avenue
New York, NY 10017
United States

c/o ING Bank N.V., Belgian Branch
Avenue Marnix 24
1000 Brussels
Belgium

c/o Intesa Sanpaolo IMI Securities Corp.
1 William Street
New York, NY 10004
United States

c/o Loop Capital Markets LLC
425 South Financial Place, Suite 2700
Chicago, IL 60605
United States

c/o R. Seelaus & Co., LLC
25 Main St. Suite 300
Chatham, NJ 07928
United States

c/o Siebert Williams Shank & Co., LLC
100 Wall St., 18th Floor
New York, NY 10005
United States

c/o Standard Chartered Bank
Standard Chartered Bank
1 Basinghall Avenue
London, EC2V5DD
United Kingdom

c/o The Toronto-Dominion Bank
60 Threadneedle Street
London EC2R 8AP
United Kingdom

Ladies and Gentlemen:

Becton Dickinson Euro Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 412 F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg  and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B234229 (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of (i) €800,000,000 principal amount of its 4.029% Notes due 2036 (the “Securities”). The Securities will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantee”) by Becton, Dickinson and Company, a New Jersey corporation (the “Guarantor”) and the indirect parent of the Company.  The Securities and Guarantee are to be issued pursuant to the Indenture, dated as of May 17, 2019 (the “Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture thereto, to be dated as of June 7, 2024 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Securities will be issued in the form of a permanent global security (the “Global Security”) registered in the name of a nominee of a common safekeeper (the “CSK”) located outside the United States for Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Global Security will be issued under the New Safekeeping Structure (“NSS”) and is intended to be held in a manner that would allow eligibility as collateral for Eurosystem intra-day credit and monetary policy operations. In connection with the issuance of the Securities, the Company will enter into an international central securities depositaries agreement (the “ICSD Agreement”), to be dated June 7, 2024, among the Company, Euroclear and Clearstream.

1.           The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with each of the Underwriters that:

(a)        An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File Nos. 333-279084 and 333-279084-01) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Guarantor’s and the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T‑1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter expressly for use therein;

(c)          For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (London time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter expressly for use therein;

(d)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter expressly for use therein;

(f)           Neither the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which event is material to the Guarantor and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the issuance of shares under the Guarantor’s employee benefit or stock purchase plans or upon conversion of outstanding convertible preferred stock of the Guarantor) or long term obligations of the Company or the Guarantor and its subsidiaries which are material taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)         Each of the Company and the Guarantor has been duly incorporated or formed and is validly existing as a corporation or a company, as the case may be, in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and each subsidiary of the Guarantor has been duly incorporated or formed and is validly existing as a corporation or company in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or company for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except in those instances with respect to the Guarantor and its subsidiaries where failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Guarantor and its subsidiaries taken as a whole;

(h)        The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock or ownership interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and, to the extent applicable, non-assessable and (except for directors’ qualifying shares and minority interests reflected in the Guarantor’s consolidated financial statements included or incorporated in the Prospectus) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(i)          The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and duly effectuated by the relevant CSK, will have been duly executed, authenticated, issued, delivered and effectuated and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement or such other form as shall have previously been agreed to by you; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities, the Guarantee and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects; the Guarantee have been duly authorized by the Guarantor and when the Securities are issued and delivered pursuant to this Agreement and duly effectuated by the relevant CSK, the Guarantee will have been duly executed, issued and delivered and will constitute the valid and legally binding obligations of the Guarantor, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(j)        The issue and sale of the Securities, the issue of the Guarantee and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Guarantee, the Indenture and this Agreement, as applicable, and the consummation of the transactions herein and therein contemplated and the entry into the ICSD Agreement by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association of the Company or the Certificate of Incorporation, as amended, or Bylaws of the Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantee or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement or the Indenture or entry into the ICSD Agreement by the Company, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or except in any such case described in clause (i) or clause (iii), the effects of which would not be expected to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole or on the transactions contemplated herein;

(k)         The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities, the Guarantee and the Indenture, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(l)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the  Guarantor or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole; and, to the best of the Guarantor’s and the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there is no legal or governmental proceeding to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject that would be required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so disclosed;

(m)        Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities, the issuance of the Guarantee and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(n) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, each of the Guarantor, and, with respect to clause (C) only, the Company, was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor the Guarantor was an “ineligible issuer” as defined in Rule 405 under the Act;

(o)         Ernst & Young LLP, who have certified certain financial statements of the Guarantor and its subsidiaries and have audited the Guarantor’s internal control over financial reporting, are independent public accountants in respect of the Guarantor as required by the Act and the rules and regulations of the Commission thereunder;

(p)        The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations thereunder, as applicable, and present fairly in all material respects the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, when read in conjunction with the related financial statements, present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly in all material respects, on the basis stated therein, the information shown thereby.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(q)         The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Guarantor believes its internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting;

(r)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and except as set forth in the Pricing Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting;

(s)          Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company or the Guarantor in connection with the offering of the Securities;

(t)        The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)          Neither the Guarantor nor any of its subsidiaries or affiliates, nor, to the Guarantor’s and the Company’s knowledge, any director, manager, officer, employee, agent or representative of the Guarantor or of any of its subsidiaries or affiliates, has taken or will take any action on behalf of the Guarantor or the Company in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Guarantor or the Company; the Guarantor and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; no part of the proceeds of the offering is intended to be used, directly or indirectly, in violation of any applicable anti-corruption law except in each case, as would not be expected to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole or on the transactions contemplated herein;

(v)         To the Guarantor’s and the Company’s knowledge, the operations of the Guarantor and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Guarantor and the Company, threatened;

(w)        (i)  The Guarantor and the Company represent that neither the Guarantor nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, or any similar economic, financial or trade sanctions imposed by any other authority to which the Entity is currently subject (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea,  Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Kherson and Zaporizhzhia regions of Ukraine);

        (ii)  The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

        (iii)  The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, since April 24, 2019, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

        (iv) The representation in this clause (w) is provided to each Underwriter only if and to the extent that it does not result in a violation of the Council Regulation (EC) No. 2271/1996 of 22 November 1996 (the “Blocking Regulation”), including as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and/or any associated and applicable national law, instrument or regulation related to the Blocking Regulation in any member state of the European Union, or pursuant to any similar blocking or anti-boycott law or regulation in the United Kingdom;

(x)         Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) (x) to the Guarantor’s and the Company’s knowledge after due inquiry, there has been no security breach or other compromise of or relating to the Guarantor’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) none of the Guarantor or its subsidiaries have been notified of, or have any knowledge of any event that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and (iii) the Guarantor and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(y)        There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Luxembourg or any political subdivision or taxing authority thereof in connection with the execution and delivery of this Agreement, the Securities and the Indenture or the offer or sale of the Securities and the issue of the Guarantee, except in the case of voluntary registration of such documents in Luxembourg and/or the registration of such documents in Luxembourg, which will be required where such documents are physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty will be payable depending on the nature of the document to be registered;

(z)       Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all payments to be made by the Company or the Guarantor under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by the United States of America or the Grand Duchy of Luxembourg, or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”); if any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriters.

2.          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to subscribe and purchase from the Company, at a purchase price of 99.500% of the principal amount of the Securities,  plus accrued interest, if any, from June 7, 2024 to the Time of Delivery (as defined below) hereunder, the respective principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.          Upon the authorization by Citigroup Global Markets Limited, Barclays Bank PLC, BNP Paribas, J.P. Morgan Securities plc and Wells Fargo Securities International Limited (the “Representatives”) of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.          (a)          The Securities to be purchased by each Underwriter hereunder will be represented by the Global Security in book-entry form which will be registered in the name of the CSK located outside the United States for Euroclear and Clearstream.  Payment for the Securities shall be made by or on behalf of the Underwriters to the Company in immediately available funds in euro by wire transfer through a common service provider (the “Common Service Provider”) appointed by Euroclear and Clearstream to the account specified by the Company to the Underwriters at least forty-eight hours in advance against delivery of the Global Security representing all of the Securities to the Common Service Provider for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company. The Company will cause the certificate representing the Securities and the Guarantee to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of the Common Service Provider or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be at or about 10:00 a.m., London time, on June 7, 2024 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)          Citigroup Global Markets Limited or such other Underwriter as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities represented by the Global Security will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (stipulation pour autrui) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities represented by the Global Security shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account (i.e. less the commissions and expenses deducted from the subscription monies) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e. less the commissions and expenses deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Belgian/Luxembourg Civil Code in respect of the Commissionaire Account.

(c)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, and the Securities and the Guarantee will be delivered at the Designated Office, all at the Time of Delivery.  Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the Business Day next preceding the Time of Delivery.  For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or London, England are generally authorized or obligated by law or executive order to close.

5.           Each of the Company and the Guarantor, jointly and severally, agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, relating to the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)         If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company and the Guarantor will file, if they have not already done so and are each eligible to do so, a new automatic shelf registration statement relating to the Securities and the Guarantee, in a form satisfactory to you.  If at the Renewal Deadline the Company and the Guarantor are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantor will, if they have not already done so, file a new shelf registration statement relating to the Securities and the Guarantee, in a form satisfactory to you and will use their respective best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities and the Guarantee.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)         Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantee for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantee, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)          To furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or a supplement to the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)        To make generally available to their securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158 under the Act);

(g)          During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to the Securities;

(h)         To pay the required Commission filing fees relating to the Securities and the Guarantee within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)        To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)           To cooperate with the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream.

6.          (a)(i) Each of the Company and the Guarantor, jointly and severally, represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities or the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities and the Guarantee containing customary information and conveyed to purchasers of Securities or any free writing prospectus that would not be required to be filed with the Commission (including customary Bloomberg communications containing preliminary or final terms of the securities), it has not made and will not make any offer relating to the Securities and the Guarantee that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (other than the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)        The Company and the Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)         The Company and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Representatives, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter expressly for use therein.

7.         Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the several Underwriters that the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the registration of the Securities and the Guarantee under the Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantee; (iii) all expenses in connection with the qualification of the Securities and the Guarantee for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantee; (vi) the fees and expenses of the Trustee and any paying agent, registrar or depository and any agent of the Trustee or such paying agent and the fees and disbursements of counsel for the Trustee and such paying agent in connection with the Indenture, the Securities and the Guarantee; (vii) the costs of admitting the Securities to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof and any expenses incidental thereto, including those of the Irish listing agent; (viii) all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream; and (ix) all other costs and expenses incident to the Company’s and the Guarantor’s performance of their obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 15 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, all expenses incurred by the Underwriters in connection with any “road show”, transfer taxes on resale of any of the Securities by the Underwriters, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have each performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Guarantor, the validity of the Indenture, the Securities, the Guarantee, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and the Company and the Guarantor shall have furnished to such counsel such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          (i) The Assistant General Counsel for the Guarantor; (ii) Wachtell, Lipton, Rosen & Katz, acting as special United States counsel for the Company and the Guarantor; and (iii) Loyens & Loeff Luxembourg SARL, acting as special Luxembourg counsel for the Company shall have furnished to you their respective written opinions (the content of which is set forth in Annex I(a), Annex I(b) and Annex I(c) hereto, respectively), dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)         (i) At the time of the execution of this Agreement, Ernst & Young LLP, as auditors of the Company, shall have furnished to you a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II hereto; and (ii) at the Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriters a letter, dated such Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the relevant letter furnished pursuant to Section 8(d)(i) above, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery;

(e)         (i) Neither the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than the issuance of shares under the Guarantor’s employee benefit or stock purchase plans or upon conversion of outstanding convertible preferred stock of the Guarantor) or long term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Guarantor’s debt securities;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market (“Nasdaq”); (ii) a suspension or material limitation in trading in the Company’s or the Guarantor’s securities on the NYSE or the Nasdaq; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or European Union authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the European Union; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or the member states of the European Union or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus;

(h)          The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream;

(i)          The Company shall have furnished or caused to be furnished to you at the Time of Delivery (i) an executed copy of the ICSD Agreement substantially in the form attached hereto as Annex III and (ii) a duly executed copy of the effectuation authorization substantially in the form attached hereto as Annex IV;

(j)           The Securities shall be duly listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof, subject to official notice of issuance; and

(k)        The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantor reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such time, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

(l)         The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate from the chief financial officer of the Guarantor reasonably satisfactory to you as to the absence of instruments or agreements which limit or restrict the freedom of the Guarantor or the Company to guarantee or incur the indebtedness evidenced by the Securities.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Time of Delivery by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, New York 10004, at the Time of Delivery.

9.          (a)           The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter expressly for use therein.

(b)        Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter expressly for use therein; and will reimburse the Company or the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred. Each of the Company and the Guarantor acknowledges that the following statements under the caption “Underwriting (Conflicts of Interest)” in the Prospectus (i) the sixth sentence of the sixth paragraph of text, concerning market making by the Underwriters, (ii) the third paragraph of text, concerning the terms of the offering by the Underwriters and (iii) the eighth, ninth and tenth paragraphs of text, concerning stabilization, short-positions and penalty bids created by the Underwriters, constitute the only information furnished in writing to the Company and the Guarantor by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) provided that in the event of such assumption the action may not be compromised or settled by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 9 in respect of any action compromised or settled by the indemnified party, unless the written consent of the indemnifying party shall have been obtained to such compromise or settlement (which consent shall not be unreasonably withheld). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter, and the directors, officers and selling agents of each Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor, as the case may be, and to each person, if any, who controls the Company or the Guarantor, as the case may be, within the meaning of the Act.

10.         (a)     If at the Time of Delivery, any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any of the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate if so decided by the Company upon notice to the Underwriters pursuant to Section 17 hereunder, without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.        The Company and the Guarantor hereby authorize Citigroup Global Markets Limited in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization and handling any component authority requests, in each case, in accordance with Article 6(5) of Commission Delegated Regulation EU 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 and/or Article 6(5) of the Commission Delegated Regulation EU 2016/1052 supplementing Regulation (EU) No 596/2014 as it applies in domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended by the Technical Standards (Market Abuse Regulation) (EU Exit) Instrument 2019 (FCA 2019/45)), as applicable with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and regulations and in compliance therewith, over-allot and/or effect transactions in over-the-counter market or as otherwise in connection with the distribution of the Securities with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail in the open market, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

12.        Solely for the purposes of the requirements of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)         Each of Citigroup Global Markets Limited, Barclays Bank PLC, BNP Paribas, J.P. Morgan Securities plc, and Wells Fargo Securities International Limited (each a “UK MiFIR Manufacturer” and together, the “UK MiFIR Manufacturers”) acknowledges to each other UK MiFIR Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in any Preliminary Prospectus and the Prospectus, or any such amendment or supplement, in connection with the Securities; and

(b)          Each of the other Underwriters, the Company and the Guarantor note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK MiFIR Manufacturers and the related information set out in any Preliminary Prospectus and the Prospectus, or any such amendment or supplement, in connection with the Securities.

13.          [Reserved.]

14.        If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company and the Guarantor with respect to any sum due from it to any Underwriter or any person controlling any Underwriter or any broker-dealer affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or broker-dealer affiliate of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person or broker-dealer affiliate of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder, the Company and the Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or broker-dealer affiliate of such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder, such Underwriter or controlling person or broker-dealer affiliate of such Underwriter agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder.

15.        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

16.         If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will reimburse the Underwriters for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantor shall then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

17.        The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement.  References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to “Settlement Lead Manager” shall be deemed to refer to Citigroup Global Markets Limited. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

18.      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Syndicate Desk (fax: +44-207-986 1927); Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Attention: Debt Syndicate (tel: +44-207-773 9098, email: LeadManagedBondNotices@barclayscorp.com); BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate (email: dl.syndsupportbonds@uk.bnpparibas.com); J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate (email: emea_syndicate@jpmorgan.com); and Wells Fargo Securities International Limited, 33 King William Street, London, EC4R 9AT, United Kingdom, Attention: DCM & Syndicate (fax: +44-207-149 8391, tel: +44-203-942 8530) and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Sections 9 and 14 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

20.        Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21.        Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and the issuance of the Guarantee pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

22.        (a)          As used in this Section 22 below, (i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded; (iv)  “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion powers in the applicable Bail-in Legislation may be exercised (v) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD; (vi) “EU Bail-in Legislation Schedule” means the documents described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and (vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

(b)          Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and the Company and the Guarantor, each of the Company and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by: (i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancellation of the BRRD Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

23.         (a)          As used in this Section 23 below, (i) “UK Bail-in Legislation” means Part 1 of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; (iii) “UK Bail-in Party” means any Underwriter subject to UK Bail-in Powers; and (iv) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(b)          Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Guarantor and any UK Bail-in Party, each of the Company and the Guarantor acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledge, accept, and agree to be bound by: (i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority, in relation to any UK Bail-in Liability of the relevant UK Bail-in Party to the Company and the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the Company and the Guarantor of such shares, securities or obligations; (C) the cancellation of the UK Bail-in Liability; or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

24.       Each Underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

25.        Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended , where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

26.        Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

27.         In recognition of the U.S. Special Resolutions Regimes, the Company, the Guarantor and each of the Underwriters agree that:

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For the purposes of this Section 27,

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

28.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

29.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

30.        Each of the Company and the Guarantor irrevocably submits to the non‑exclusive jurisdiction of any New York State or U.S. Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated thereby. Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity under New York or Luxembourg Law (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

31.       The Company hereby appoints the corporate secretary of the Guarantor as its agent for service of process in any suit, action or proceeding described in the first sentence of Section 30 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect to such action or proceeding. The Guarantor represents and warrants that it has agreed to act as its agent for service of process. To the extent that the Company determines to appoint a new agent for service of process, the Company agrees to promptly notify the Representatives of the name and address of such new agent for service of process.

32.         The Company, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

33.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

34.       Notwithstanding anything herein to the contrary, the Company and the Guarantor are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Guarantor relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor.

Very truly yours,

BECTON DICKINSON EURO FINANCE S.À R.L.

By:	/s/ Alessandro Luino
Name:	Alessandro Luino
Title:	Class B Manager

BECTON, DICKINSON AND COMPANY

By:	/s/ Greg Rodetis
Name:	Greg Rodetis
Title:	Senior Vice President, Treasurer and Head of Investor Relations

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
Name:	Simi Alabi
Title:	Delegated Authority

BARCLAYS BANK PLC

By:	/s/ James Gutow
Name:	James Gutow
Title:	Managing Director

BNP PARIBAS

By:	/s/ Vikas Katyal
Name:	Vikas Katyal
Title:	Authorized Signatory

By:	/s/ Eric Noyer
Name:	Eric Noyer
Title:	Authorized Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name:	Robert Chambers
Title:	Executive Director

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Damon Mahon
Name:	Damon Mahon
Title:	Managing Director

MUFG SECURITIES (EUROPE) N.V.

By:	/s/ Cecilia Gejke
Name:	Cecilia Gejke
Title:	Chief Risk Officer

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Pauline Donohoe
Name:	Pauline Donohoe
Title:	MD, Head of Capital Markets, SIDAC

By:	/s/ Nicola Vavasour
Name:	Nicola Vavasour
Title:	CEO, SIDAC

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ William J. Carney
Name:	William J. Carney
Title:	Managing Director

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name:	Michael Boyd
Title:	Chief Compliance Officer

ING BANK N.V., BELGIAN BRANCH

By:	/s/ Kris Devos
Name:	Kris Devos
Title:	Global Head of Debt Syndicate

By:	/s/ William de Vreede
Name:	William de Vreede
Title:	Global Head of Legal Wholesale Banking

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Stean B. Fitzpatrick
Name:	Stean B. Fitzpatrick
Title:	Managing Director

LOOP CAPITAL MARKETS LLC

By:	/s/ Omar F. Zaman
Name:	Omar F. Zaman
Title:	Managing Director

R. SEELAUS & CO., LLC

By:	/s/ Jim Brucia
Name:	Jim Brucia
Title:	Managing Director, Co-Head of Capital Markets

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ M. Nadine Burnett
Name:	M. Nadine Burnett
Title:	Managing Director

STANDARD CHARTERED BANK

By:	/s/ Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets

THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
Name:	Frances Watson
Title:	Director, Transaction Advisory

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased

Citigroup Global Markets Limited	€201,760,000
Barclays Bank PLC	€71,360,000
BNP Paribas	€71,360,000
J.P. Morgan Securities plc	€71,360,000
Wells Fargo Securities Limited	€71,360,000
MUFG Securities (Europe) N.V.	€68,000,000
Scotiabank (Ireland) Designated Activity Company	€68,000,000
U.S. Bancorp Investments, Inc.	€68,000,000
Academy Securities, Inc.	€13,600,000
ING Bank N.V., Belgian Branch	€13,600,000
Intesa Sanpaolo IMI Securities Corp.	€13,600,000
Loop Capital Markets LLC	€13,600,000
R. Seelaus & Co., LLC	€13,600,000
Siebert Williams Shank & Co., LLC	€13,600,000
Standard Chartered Bank	€13,600,000
The Toronto-Dominion Bank	€13,600,000
Total	€800,000,000

Sch I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
None

(b)	Additional Documents Incorporated by Reference: None

Sch II-1